Carolco Pictures, Inc. and Subsidary

Unaudited Pro Forma Condensed Consolidated Balance Sheet

For the Three Months Ended March 31, 2017

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current Assets:
Cash	$18,000	$(1,000)	b	$27,000
		10,000	a
Accounts receivable	1,000	(1,000)	b	-
Prepaid expenses and other current assets	15,000	(3,000)	b	12,000
Total current assets	34,000	5,000		39,000

Total Assets	$34,000	$5,000		$39,000

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$150,000	$(76,000)	b	$74,000
Accrued interest related parties	124,000	-		124,000
Accrued payroll - officers	553,000	(77,000)	b	476,000
Advances from related parties	41,000	(10,000)	b	31,000
Deposits on future sales of equity	55,000	-		55,000
Note payable	75,000	(75,000)	b	-
Convertible notes payable related party	484,000	-		484,000
Derivative laibility	3,602,000	-		3,602,000

Total current liabilities	5,084,000	(238,000)		4,846,000

Commitments and Contingencies

Stockholders' Deficit:
Series A Preferred stock, $.0001 par value, 5,000,000 shares authorized: 5,000,000 issued and outstanding	1,000	-		1,000
Series B Preferred stock, $.0001 par value, 1,000,000 shares authorized: 1,000,000 issued and outstanding	-	-		-
Series C Preferred stock, $.0001 par value, 41,000,000 shares authorized: 40,511,991 issued and outstanding	4,000	-		4,000
Common stock, $.0001 par value, 300,000,000 shares authorized: 33,940 issued and outstanding	-	-		-
Additional paid-in capital	10,201,000	(516,000)	b	9,685,000
Accumulated deficit	(15,059,000)	562,000	b,d	(14,497,000)
Total stockholders Deficit Allocated to Carolco Pictures, Inc.	(4,853,000)	46,000		(4,807,000)
Non-controlling Interest in Subsidiaries	(197,000)	197,000	b	-
Total Stockholders' Deficit	(5,050,000)	243,000		(4,807,000)

Total Liabilities and Stockholders' Deficit	$34,000	$5,000		$39,000

Carolco Pictures, Inc. and Subsidary

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2017

	Historical	Pro Forma Adjustments		Proforma
Revenue	$53,000	$(48,000)	c	$5,000

Cost of goods sold	31,000	(31,000)	c	-

Gross margin (loss)	22,000	(17,000)		5,000

Operating expenses
Compensation	94,000	(42,000)	c	52,000
General and administrative	98,000	(8,000)	c	90,000

Total operating expenses	192,000	(50,000)		142,000

Loss from operations	(170,000)	33,000		(137,000)

Other (income) expense
Interest expense	7,000	(1,000)	c	6,000
Change in fair value of derivatives	(6,807,000)	-		(6,807,000)

Other (income) expense, net	(6,800,000)	(1,000)		(6,801,000)

Net income (loss)

Income before non-controlling interest	6,630,000	34,000		6,664,000

Loss attributable to non-controlling interest	(8,000)	8,000	c	-

Net income attributable to Carolco Pictures, Inc.	$6,638,000	$26,000		$6,664,000

Net income (loss) per common share
Basic	$195.58			$196.30
Diluted	$0.08			$0.10

Weighted average common shares outstanding
Basic	33,940			33,940
Diluted	87,399,072			87,399,072

Carolco Pictures, Inc. and Subsidary

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended December 31, 2016

	Historical	Pro Forma Adjustments		Proforma
Revenue	$208,000	$(184,000)	c	$24,000

Cost of goods sold	113,000	(107,000)	c	$6,000

Gross margin (loss)	95,000	(77,000)		18,000

Operating expenses
Compensation	943,000	(187,000)	c	756,000
Professional fees	272,000	-		272,000
General and administrative	94,000	(90,000)	c	4,000
Research and development	161,000	-		161,000
Impairment	250,000	-		250,000

Total operating expenses	1,720,000	(277,000)		1,443,000

Loss from operations	(1,625,000)	200,000		(1,425,000)

Other (income) expense
Interest expense	227,000	(4,000)	c	223,000
Change in fair value of derivatives	8,870,000	-		8,870,000
Gain on extinguishment of debt	(28,000)	-		(28,000)
Gain on extinguishment of derivative liability	(558,000)	-		(558,000)

Other (income) expense, net	8,511,000	(4,000)		8,507,000

Net income (loss)

Income before non-controlling interest	(10,136,000)	204,000		(9,932,000)

Loss attributable to non-controlling interest	(33,000)	33,000	c	-

Net income attributable to Carolco Pictures, Inc.	$(10,103,000)	$171,000		$(9,932,000)

Net income (loss) per common share
Basic	$(360.74)			$(354.64)
Diluted	$(360.74)			$(354.64)

Weighted average common shares outstanding
Basic	28,006			28,006
Diluted	28,006			28,006

Carolco Pictures, Inc. and Subsidary

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended December 31, 2015

	Historical	Pro Forma Adjustments		Proforma
Revenue	$964,000	$(964,000)	c	$-

Cost of goods sold	792,000	(792,000)	c	$-

Gross margin (loss)	172,000	(172,000)		-

Operating expenses
Compensation	1,880,000	(122,000)	c	1,758,000
Professional fees	772,000	(4,000)	c	768,000
General and administrative	247,000	(172,000)	c	75,000
Research and development	-	-		-
Impairment	319,000	-		319,000

Total operating expenses	3,218,000	(298,000)		2,920,000

Loss from operations	(3,046,000)	126,000		(2,920,000)

Other (income) expense
Interest expense	340,000	(2,000)	c	338,000
Financing cost	530,000			530,000
Change in fair value of derivatives	2,263,000	-		2,263,000
Gain on extinguishment of derivative liability	(76,000)			(76,000)
Gain on extinguishment of debt	1,500,000			1,500,000
Other (income) expense	6,000	-		6,000

Other (income) expense, net	4,563,000	(2,000)		4,561,000

Net income (loss)

Income (loss) before non-controlling interest	(7,609,000)	128,000		(7,481,000)

Loss attributable to non-controlling interest	(32,000)	32,000	c	-

Net income attributable to Carolco Pictures, Inc.	$(7,577,000)	$96,000		$(7,481,000)

Net income (loss) per common share
Basic	$(1,237.87)			$(1,222.19)
Diluted	$(1,237.87)			$(1,222.19)

Weighted average common shares outstanding
Basic	6,121			6,121
Diluted	6,121			6,121

Notes to the Unaudited Pro Forma Financial Statements

The unaudited pro forma financial statements give effect to the sale of the High Five Entertainment business to be accounted for as a discontinued operation. The unaudited pro forma Statements of Operations for the three months ended March 31, 2017 and for the fiscal years ended December 31, 2016 and 2015 are presented as if the sale occurred as of January 1, 2015. The anticipated nonrecurring after-tax gain on the sale is not reflected in the pro forma statements of operations. The unaudited pro forma Balance Sheet as of March 31, 2017 is presented as if the sale occurred on that date. The nonrecurring after-tax gain is reflected in the pro forma balance sheet.

a. The pro forma adjustment represents proceeds received from the sale of the S&G Holdings, Inc. d/b/a High Five Entertainment. The Company expects to use the proceeds for general corporate purposes.

b. The pro forma adjustments represent the elimination of the assets and liabilities of High Five Entertainment.

c. The pro forma adjustment represents the elimination of the income and expenses of High Five Entertainment.

d. The pro forma adjustment represents the estimated gain of $243,000